Exhibit 23.4


KPMG Peat Marwick LLP


The Board of Directors
Uniforce Services, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP

           KPMG PEAT MARWICK LLP

Jericho, New York
March 5, 1998